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                                                                   Exhibit 10.30

                              Framework Contract

                         for the Performance of Project

                            and Consultancy Services


between


Beam Enterprise GmbH

WilhelmstraBe 22

89073 Ulm


                                                hereinafter known as "Beam GmbH"


and


Cybernet Internet Services AG

Stefan-Georg-Ring 19-23

81929 Munchen


                                              hereinafter known as "Cybernet AG"


the following contract is concluded



                              Preliminary Remarks
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The parties to the contract intend to co-operate in the filed of Internet and

Intranet projects. Cybernet AG intends to commission Beam GmbH with Internet and

Intranet projects. Beam GmbH intends to carry out Internet and Intranet projects for Cybernet AG.



I.  Subject of the Contract


1. Beam GmbH perform projects and consultancy services to be defined in the

Internet and Intranet fields in accordance with the agreements reached between the parties, taking the state-of-the-art technology into account and with the greatest possible protection of the interests of Cybernet AG and with the prudence of a diligent businessman.



2. This contract determines the framework for the co-operation between Cybernet

AG and Beam GmbH. The co-operation between Cybernet AG and Beam GmbH will be determined by the conclusion of further contracts on an individual basis

(Individual Contracts). In the event that a provision in this Framework Contract contradicts a provision in an individual contract, the provision in an

Individual Contract takes precedence.



II.  Necessary Contents of an Individual Contract


1. The possible Individual Contracts between Cybernet AG and Beam GmbH must contain the following items:


     a)  project description, in particular the performance to be provided by

         Beam GmbH
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     b)  performance schedules for the services to be provided by Beam GmbH, to the extent necessary also for self-contained parts of these services.

         In so doing, prospective and latest points in time for the completion of the tasks are to be agreed.


     c)  remuneration to be paid by Cybernet AG.


2. Beam GmbH and Cybernet AG should appoint in the Individual Contracts a point of contact (project manager) who is responsible for information and for all questions resulting from the fulfilment of the individual contract.



III.  Participation of Beam GmbH in the Compilation and Submission of Offers


1. Beam GmbH will support Cybernet AG in the compilation and submission of offers to Cybernet AG customers, in particular with visits to customers, offer preparation, offer presentations to the customer and in the commercial calculation of offers.



2. For support in accordance with the afore-mentioned subsection 1 Beam GmbH receives a one-off payment in the sum of DM 500,000 plus VAT, due in a part payment of DM 200,000 on 30.11.1999 and in further part payments of DM 50,000 on

31.01, 29.02, 31.03, 30.04, 31.05 and 30.06.2000. In addition, the services of

Beam GmbH are settled in accordance with the afore-going Section 1 (including expenses, travel costs and allowances) with the remuneration envisaged in the respective Individual Contract.



IV.  Reports / Project Meetings
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1. In order to ensure successful performance of the projects, the Beam GmbH project manager will continuously inform Cybernet AG of progress, for projects lasting longer than one week, he will provide written reports, in which he reports on the status of the developments. In addition a co-ordination meeting takes place at two weekly intervals, which can be arranged as telephone reports.


2. The Beam GmbH reports should in particular provide information on the respective status and the planned progress of the project, especially taking the pre-defined schedules into consideration.




V.  Amendments to the Performance Description



1. Amendments to the Performance Description by Beam GmbH require prior approval in writing by Cybernet AG. Cybernet AG can demand such changes from Beam GmbH up to acceptance of the task. This must be done, however, in writing. Beam GmbH will carry out the changed tasks after prior co-ordination in as far as the amendments are not demonstrably unreasonable for Beam GmbH.



2. If contractual agreements (e.g. costs, performance dates) are impacted by changes, the parties to the contract will adapt to these agreements, taking the greater or lesser effort involved into consideration. To the extent the parties to the contract do not demand such an adjustment within 10 working days respectively in writing from the other party, the changes will be carried out as part of the existing contractual conditions.


3. Beam GmbH will inform Cybernet AG immediately after notification of a change if tasks already performed by Beam GmbH are no longer usable as a result of the changes.
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4. Cybernet AG can terminate the Individual Contract at any time. Tasks completed up to the point in time of the termination are to be remunerated. The termination does not eliminate the guarantee rights of Cybernet AG nor the confidentiality obligations of Beam GmbH.



VI.  Usufruct and Exploitation Rights, Self-Advertising by Beam GmbH



1. In as far as the respective Individual Contract contains no deviating provisions, Beam GmbH transfers to Cybernet AG all rights to the work results and other services provided by Beam GmbH achieved as part of the co-operation,

in particular all created rights and those still to be created in future for the duplication, publication, or other use and exploitation, unrestricted in terms of content, space and  time, for all known usage types and also the ownership of these work results and other services. In particular the right of processing is transferred and for the passing on to third parties, especially companies associated with Cybernet AG. Afore-mentioned transfers are settled by payment of the remuneration agreed in the Individual Contract and remain unaffected by a termination of the co-operation. The transfer of afore-mentioned rights for types of usage becoming known will be offered by Beam GmbH exclusively to

Cybernet AG as soon as these become known at commercial prices.



2. In as far as no separate agreement has been concluded between Beam GmbH and

Cybernet AG in the Individual Contract, Beam GmbH is only entitled to use the services performed for Cybernet AG as part of the co-operation for own advertising purposes with the prior written permission of Cybernet AG. Cybernet

AG will fundamentally only agree to this if (i) the self-advertising of Beam

GmbH sufficiently clearly indicates that the respective task was performed by

Beam GmbH on behalf of Cybernet AG, (ii) printed and/or online advertising contains a logo made available for this purpose by Cybernet AG and (iii) the respective advertising means of Beam GmbH have been approved by Cybernet AG with respect to the above-mentioned points. For every infringement of the above-

mentioned obligations by Beam GmbH,
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Cybernet AG has a right to payment of a contractual penalty of DM 10,000. The above-mentioned obligations also continue to exist after the expiry of this contract.



VII.  Remuneration


1. The remuneration agreed in the Individual Contract comprises all services the agreed expenses to be performed by Beam GmbH as part of the respective individual contract and is understood to contain the valid legal VAT. VAT is to be listed separately in the Beam GmbH invoice.



2. The payments to Beam GmbH have been agreed up to an Individual Contract total of net DM 50,000 respectively after acceptance in as far as part-payments have not been included. If the volume is more than DM 50,000 net, 30% is payable upon the award of the contract, 40% after delivery and 30% after acceptance. The payments are due within 30 days after submission of the invoice.



VIII.  Delay in Performance


In as far as no other agreement has been concluded in the Individual Contract,

what applies is the following: if Beam GmbH is delayed in the performance of a task on the grounds of negligence, Cybernet AG has the right to payment of a contractual penalty of 1& of the order value per delayed working day, at most however 10% of the order value. All other rights, in particular to more extensive damages, are retained by Cybernet AG . Cybernet AG can only claim a due contractual penalty in its relation with its customer as delay in performance damages from Beam GmbH when (i) this contractual penalty does not exceed the order value in the relationship between Cybernet AG and Beam GmbH and

(ii) Cybernet AG has pointed out in writing to Beam GmbH in the Individual

Contract the possible sum of the contractual penalty.
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IX.  Acceptance


Cybernet AG declares after completion of the task immediately in writing its acceptance of the tasks if these fulfil the performance description in the

Individual Contract and are free of other faults. Acceptance pre-supposes a prior review of the tasks performed by Cybernet AG. More precise modalities of acceptance and review may be agreed where appropriate in the individual contract.



X.  Guarantee


1. Beam GmbH guarantees that the tasks performed fulfil the requirements agreed in the task description and there are no faults fort which Beam GmbH is responsible.


2. The duration of the guarantee is 12 months. The guarantee period begins with acceptance. Upon acceptance of part-tasks, the respective guarantee period begins with the acceptance of the relevant part-task.


3. Faults recorded in the acceptance declaration and guarantee faults claimed by

Cybernet AG before the guarantee period expires are to be eliminated by Beam

GmbH at its expense in an appropriate period of time.


4. If Cybernet AG claims faults, it will notify Beam GmbH in particular of how the faults are noticeable and provide the necessary documentation for the elimination of the faults. Beam GmbH has to begin immediately with the rectification of the faults. If the faults cannot be eliminated in a short period, Beam GmbH has to - in as far as this possible and commensurate with regard to the effects of the fault - provide a temporary makeshift solution.
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5. In as far as no other agreement is reached in the Individual Contract, the following shall apply: if Beam GmbH is delayed in the performance of a task on the grounds of negligence, Cybernet AG has the right to payment of a contractual penalty of 1% of the order value per delayed working day, at most however 10% of the order value. All other rights, in particular to more extensive damages, are retained by Cybernet AG Section VIII, sentence applies accordingly. If faults are not rectified with a period of five working days, Cybernet AG can set Beam

GmbH, in particular for fault rectification, a commensurate period of five days with the reminder that they will reject the fault rectification after the period expires. After expiry of this period Cybernet AG can choose whether to instigate rectification of the faults at Beam GmbH's expense or to revoke the contract in part or wholly (to rescind for failure to comply with guarantees) or whether to abate the agreed remuneration (to reduce the price to be paid).




XI.  Rights of Third Parties


1. Beam GmbH guarantees that the contractually performed tasks are free of third party rights which exclude or restrict their use. If the contractually agreed usage is impaired or made impossible by rights claimed by third parties, Beam

GmbH is obliged to amend or replace these contractual tasks in such a way that they no longer affect the claimed rights of third parties yet correspond to the contractually agreed provisions. If Beam GmbH cannot fulfil this requirement,

Section X, No. 5 shall apply accordingly.


2. In as far as no other agreement is reached in the Individual Contract, Beam

GmbH accepts the sole and, in terms of amount, unlimited liability against those who claim there rights have been infringed. Beam GmbH is entitled and obliged to conduct all legal disputes arising from such claims at its own expense. If claims due to the infringement of rights are made against Cybernet AG, Beam GmbH indemnifies Cybernet AG - irrespective of other legal claims - of all claims

(for damages) and bears all the costs incurred by Cybernet AG in such instances

(e.g. in connection with
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legal disputes). Cybernet AG is obliged to notify Beam GmbH immediately if such claims are made against it due to the infringement of third party rights.



XII.  Damages


Beam GmbH is liable for the damages caused in accordance with the legal regulations - for whatever cause in law - by itself or by a person, for whom it bears the responsibility (e.g. vicarious agent)



XIII.  Confidentiality, Security and Data Protection


1. Beam GmbH has to work towards achieving, with the necessary care, that all persons charged by it with the processing of fulfilment of this contract, take account of the legal regulations concerning data protection and do not pass or otherwise use information obtained from Cybernet AG to third parties. An obligation of these persons in accordance with the required data protection laws to secure data confidentiality has to be undertaken before they become involved with the tasks for the first time and be demonstrated to Cybernet AG by means of signed declarations.


2. Beam GmbH has to secure all documents and data, both person-related and factual, provided to it in connection with the fulfilment of the contract by

Cybernet AG, so that no third party can obtain access to this information. The prescribed security precautions for the fulfilment of such data protection regulations are to be taken commensurately to achieve this purpose. This obligation includes that Cybernet AG documents in the possession of Beam GmbH have to remain locked up in the absence of the responsible members of staff.
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3. Beam GmbH is obliged to hand over these documents in full and without the retention of any copies or disks or other carrier media with stored data to

Cybernet AG and to provide a statutory declaration to Cybernet AG confirming the complete return of the data.



4. Beam GmbH has to ensure that all persons involved in the fulfilment of the contract take into account the further security regulations of Cybernet AG,

which the latter makes available top such persons in advance of work commencing.

Beam GmbH will prove to Cybernet AG at the latter's request that all persons involved in the fulfilment of the contract have been instructed in conforming to the security regulations. Cybernet AG is entitled, even for a one-off infringement of the security regulations, to demand the replacement of the person concerned or to terminate the contract with immediate effect. Further

Cybernet AG rights remain unaffected by this.



5. Beam GmbH or persons it commissions have access, in connection with the fulfilment of the contract, to the Cybernet AG EDP resources (program libraries,

documentation systems, databanks, etc.). These resources must be treated carefully and commensurately; they may be neither destroyed, falsified nor used in violation of the contract.



6. Cybernet AG can terminate the contract without notice or in part or wholly withdraw from the contract if Beam GmbH does not fulfil its obligations in accordance with the afore-mentioned Sub-Sections 1-4 or is negligent in their fulfilment or infringes the security regulations intentionally or for reasons of gross negligence.


7. In as far as is necessary, the Individual Contract ensures, as for communications between Beam GmbH and Cybernet AG by means of the Internet, that the afore-mentioned confidentiality, security and data protection provisions are fulfilled commensurately.
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XIV.  Sub-Contracts



The award of sub-contracts or contract components to third parties requires the prior approval of Cybernet AG.



XV.  Protection of the Business Relations


1. In as far as Beam GmbH performs services as sub-contractor for a prime contractor charged therewith by Cybernet AG, Beam GmbH will accept no direct orders from this prime contractor. This does not apply if Beam GmbH immediately informs Cybernet AG in writing of already awarded direct orders from this prime contractor or of existing business relations or  between Cybernet AG and Beam

GmbH after completion of the contract. The above-mentioned obligation also applies for the case that Beam GmbH is active for Cybernet AG as part of the above-mentioned Sub-Section 3 (submission of offer and similar actions) or only was negotiating unsuccessfully with Cybernet AG concerning a joint effort. The protective period amounts in this case to 12 months after completion of the last activity or negotiations.


3. For every infringement against the above-mentioned obligations, Beam GmbH pays Cybernet AG with the exclusion of a continuation of offence a contractual penalty of DM 50,000.



XVI.  Miscellaneous


1. The place of fulfilment for the services performed by Beam GmbH can, if required, be differentiated in the Individual Contract. The place of jurisdiction is Munich.
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2. Oral supplements to this contract do not exist. Amendments and supplements to the Framework Contract or to Individual Contracts must be made in writing. This also applies to dispensing with the requirement of the written form. To the extent that no other agreement exists between the parties, receipt of statements sent by e-mail suffices to preserve the requirement of the written form.


3. To the extent parts of this contractual agreement are ineffective, the other provisions remain unaffected by this. With respect to the invalid provisions,

the parties shall agree new provisions which most closely approximate the economic objective, taking equitable discretion into consideration.


4. In as far as no other express agreement is reached in this contract, Beam

GmbH is only entitled after prior approval in writing from Cybernet AG to transfer rights or obligations emanating from this contract to third parties.



Munich, 19. November 1999

/s/ (signature illegible)                 /s/(signature illegible)

    Beam GmbH                                 Cybernet AG